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INDEPENDENT AUDITORS' CONSENT

We consent to the use in Pre-Effective Amendment No. 2 to Registration Statement No. 333-101393 on Form N-14 of Corporate High Yield Fund, Inc. of our report dated October 10, 2002 appearing in the August 31, 2002 Annual Report of Corporate High Yield Fund II, Inc., and to the references to us under the caption "COMPARISON OF THE FUNDS - Financial Highlights - Corporate Fund II" and "EXPERTS" appearing in the Joint Proxy Statement and Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
December 30, 2002